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                                                                    Exhibit 99.1

NEWS RELEASE
COMPUWARE CORPORATION

Corporate Headquarters                                          (COMPUWARE LOGO)
One Campus Martius - Detroit, MICHIGAN 48226
313-227-7300

FOR IMMEDIATE RELEASE
FEBRUARY 16, 2006

COMPUWARE PRESIDENT AND COO OF PROFESSIONAL SERVICES TOMMI WHITE LEAVES COMPANY

DETROIT--February 16, 2006--Compuware Corporation (NASDAQ: CPWR) today announced that--by mutual agreement--its President and COO of Services Tommi White has left the company, effective immediately.

"I join the rest of the Compuware management team in thanking Tommi for her hard work and wishing her well in her future endeavors," said Compuware Chairman and CEO Peter Karmanos, Jr. "The company has a broad and experienced services management team in place to ensure a smooth transition in operations. Compuware will name an executive from this team to lead its services business to growth in the coming fiscal year and beyond.

"Compuware remains committed to the success of its services business," continued Karmanos. "The combined strength of the company's enterprise software offerings and professional services technicians creates a powerful competitive advantage for both Compuware and its customers. I expect that this change in leadership will help accelerate the sale of Compuware's value-added services and improve services margins."

Compuware does not expect this decision to materially impact its earnings for the coming quarter.

COMPUWARE CORPORATION

Compuware Corporation (NASDAQ: CPWR) maximizes the value IT brings to the business by helping CIOs more effectively manage the business of IT. Compuware solutions accelerate the development, improve the quality and enhance the performance of critical business systems while enabling CIOs to align and govern the entire IT portfolio, increasing efficiency, cost control and employee productivity throughout the IT organization. Founded in 1973, Compuware serves the world's leading IT organizations, including more than 90 percent of the Fortune 100 companies. Learn more about Compuware at http://www.compuware.com.

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PRESS CONTACT

Lisa Elkin, Vice President, Corporate Communications and Investor Relations, 313-227-7345

Certain statements in this release that are not historical facts, including those regarding the Company's future plans, objectives and expected performance, are "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this release. While we believe any forward-looking statements we have made are reasonable, actual results could differ materially since the statements are based on our current expectations and are subject to risks and uncertainties. These risks and uncertainties are discussed in the Company's reports filed with the Securities and Exchange Commission. Readers are cautioned to consider these factors when relying on such forward-looking information. The Company does

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Compuware President and COO of Professional Services Tommi White Leaves Company
February 16, 2006

not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.